Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES AMENDMENT TO MORTGAGE LOAN AGREEMENT
– Amendment Satisfies Condition of the On-Going Rights Offering –
ATLANTA – July 14, 2011 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, announced today that it has entered into an amendment to the Company’s mortgage loan on its owned real estate. Completion of the amendment, which the Company believes will provide it with additional liquidity, was a condition to the Company’s previously announced, on-going $60 million rights offering. This amendment combined with the amendment to the Company’s revolving credit agreement announced on May 12, 2011 satisfies all of the rights offering conditions. The rights offering is scheduled to expire on July 22, 2011, unless extended, and the subscription rights distributed by the Company in connection with the offering will continue to trade on the New York Stock Exchange until July 18, 2011, subject to extension if the rights offering is extended.
Further details regarding the terms of the mortgage loan amendment are contained in the Company’s Current Report on Form 8-K, which has been filed with the Securities and Exchange Commission.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus. A copy of the prospectus may be obtained from the information agent, Eagle Rock Proxy Advisors, LLC at (855) 612-6975.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC.

BlueLinx Announces Amendment to Mortgage Loan Agreement

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: realization of liquidity improvements as a result of the mortgage loan amendment; completion of the proposed rights offering; changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described under “Risk Factors” in the Company’s preliminary prospectus included as part of the Registration Statement on Form S-1 filed by the Company in connection with this offering and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
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